FOURTH AMENDMENT TO THE RUBY TUESDAY, INC.
EXECUTIVE SUPPLEMENTAL PENSION PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2007)

THIS FOURTH AMENDMENT is made as of this 30th day of November, 2012, by RUBY TUESDAY, INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (the “Plan”), which was established by indenture effective as of June 1, 1983, and which was last amended and restated by indenture effective as of January 1, 2007;

WHEREAS, the Primary Sponsor desires to amend the Plan to provide the Plan Administrator with the ability to vary the number of years of service in a qualifying position required for an individual to become eligible to participate in the Plan; and

WHEREAS, the amendment effected hereby has been approved by the Board of Directors of the Primary Sponsor.

NOW, THEREFORE, the Plan is hereby amended, effective as of December 1, 2012, by deleting Section 3.1 in its entirety and by substituting therefor the following:

“3.1           Commencement of Participation. An Eligible Employee shall become a Participant only upon satisfying the following criteria:

(a)   has earned an average Annual Base Salary, plus bonus, of at least $120,000 (or such greater amount as may be determined by the Plan Administrator from time to time) during the last two (2) Plan Years immediately preceding the first day of the Plan Year in which an Eligible Employee becomes a Participant; and

(b)           has completed at least five (5) full years of Continuous Service (or such fewer number of years of Continuous Service, not less than two (2), as designated by the Plan Administrator in writing with respect to a particular Eligible Employee) during which the Eligible Employee has held one or more Qualifying Positions.

An Eligible Employee who satisfies the foregoing criteria shall become a Participant as of the first day of the immediately succeeding Plan Year in which the Eligible Employee first satisfies the foregoing criteria.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fourth Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Fourth Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:  /s/ Samuel E. Beall, III
Samuel E. Beall, III
Chief Executive Officer and President

ATTEST:

By:  /s/ Scarlett May
Scarlett May
Secretary

[CORPORATE SEAL]